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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Soliciting Material Pursuant to §240.14a-12
Textron Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        Due to vendor error the headings for the S&P 500 and Peer Group in the legend and table of the Performance Graph were reversed. The corrected Performance Graph is set forth below.

PERFORMANCE GRAPH

        Set forth below is a stock performance graph which shows the change in market value of $100 invested on December 31, 1999, in Textron common stock, Standard & Poor's 500 Stock Index and a peer group index. The cumulative total shareholder return assumes dividends are reinvested. Textron is a global, multi-industry company with operations in five business segments — Bell, Cessna, Fastening Systems, Industrial and Finance. The peer group consists of 17 companies in comparable industries in the following Standard & Poor's 500 price index industry groups: aerospace/defense — The Boeing Company, General Dynamics Corporation, Lockheed Martin Corporation and Northrop Grumman Corporation; auto parts & equipment — ITT Industries, Inc.; defense electronics — Raytheon Company; diversified machinery — Dover Corporation; diversified manufacturing — Crane Co., Honeywell International, Inc., Illinois Tool Works Inc., Johnson Controls Inc., Tyco International LTD. and United Technologies Corporation; electrical equipment — Rockwell International Company; specialized manufacturing — Millipore Corporation, Pall Corp. and Parker Hannifin Corp. The companies in the indices are weighted by market capitalization.

	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2004

Textron Inc.	$100.00	$62.16	$56.89	$60.78	$83.38	$110.20
Peer Group	$100.00	$123.48	$113.43	$82.62	$109.84	$130.24
S&P 500	$100.00	$90.89	$80.09	$62.39	$80.29	$89.02

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PERFORMANCE GRAPH